Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Policyholders of Aetna Variable Life Account B:

We consent to the use of our reports dated February 4, 1997 and February 14, 1997 included in registration statement (No. 33-75248) on Form S-6 and to the reference to our firm under the caption "Independent Auditors" in the prospectus.


/s/ KPMG Peat Marwick LLP
    ---------------------
    KPMG Peat Marwick LLP

Hartford, Connecticut
November 25, 1997